SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)            October 14, 2004

                           CENTURY REALTY TRUST
______________________________________________________________________________
             (Exact Name of Registrant as Specified in Charter)

          Indiana                          0-7716            35-1284316
________________________________      _____________      ____________________
(State or Other Jurisdiction of         (Commission        (IRS Employer or
       Incorporation)                    File Number)      Identification No.)


823 Chamber of Commerce Building, Indianapolis, Indiana         46204
______________________________________________________________________________
(Address of Principal Executive Offices)                     (Zip Code)


(Registrant's Telephone Number, Including Area Code)        (317) 632-5467
______________________________________________________________________________


                                Not Applicable
______________________________________________________________________________
           (Former Name or Former Address if Changed Since Last Report)




Item 2.02.  Results of Operations and Financial Condition.

     This Current Report on Form 8-K is for the purpose of furnishing to the commission, without filing, a press release dated October 14, 2004, that announced the recognition of capital gain, for income tax purposes, from the sale of an apartment property in mid-April, 2004; and, its intent to make a special cash distribution to its shareholders in an amount sufficient to offset its otherwise taxable income for 2004. The registrant was unsuccessful in its efforts to acquire, tax free, replacement property within 180 days under provisions of Internal Revenue Code Section 1031.


Item 9.01.  Financial Statements and Exhibits.

         (c) Exhibits.


         Exhibit No.                     Description
         ___________                     ___________

         99.38                           Press Release dated October 14, 2004






                            CENTURY REALTY TRUST

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CENTURY REALTY TRUST



October 14, 2004                       By: /s/ John I. Bradshaw, Jr.
_______________                          ____________________________________
    Date                                  John I. Bradshaw, Jr.
                                          President and Treasurer
                                          Chief Executive Officer






                                                           EXHIBIT 99.38
PRESS RELEASE

CENTURY REALTY TRUST
320 N. Meridian St., Suite 823, Indianapolis, IN 46204
Contact:	John I. Bradshaw, Jr.
Phone:		(317) 632-5467
FAX:		(317) 685-1588

FOR IMMEDIATE RELEASE


              CENTURY REALTY TRUST RECOGNIZES CAPITAL GAIN

     Century Realty Trust today announced that it will recognize a capital gain of approximately $2.5 million in 2004 from the sale, in mid-April, of the 176-unit Park Plaza apartments in Indianapolis. The Trust deferred recognition of that gain while management attempted to acquire replacement property into which it could reinvest the sale proceeds. The Trust was unable to acquire a desirable property on acceptable terms within the 180-day time frame permitted for a tax free exchange under Internal Revenue Code Section 1031.

     For income tax purposes, the Trust incurred a net operating loss in 2003 of approximately $475,000. But for the aforementioned capital gain, the Trust expects to incur an operating loss in 2004 for income tax purposes of $150,000 to $250,000. The net operating losses in 2003 and 2004 will offset a portion of the 2004 capital gain. The balance of the gain, to the extent that it is not distributed to shareholders in 2004, would be taxable to the Trust in 2004 for federal and state income tax purposes.

     Management expects that, absent unforeseen developments, the Board of Trustees will declare a special cash distribution sufficient to offset the estimated income that might otherwise be taxable to the Trust in 2004. Management expects the amount of that distribution, currently estimated to be between $.95 and $1.05 per share, to be determined and declared in November for payment before December 31, 2004. Management believes that the entire amount of that special distribution will be designated as capital gain and will be reportable by the recipients as long-term capital gain income on their 2004 individual tax returns.

     Management believes that forward-looking statements contained herein are reasonable and informative; however, the Trust's actual results could differ materially from those set forth in such forward-looking statements for reasons management cannot predict. Factors that might cause such a difference include, among others, the following: dependence on the performance of key personnel and independent property management firms; risks associated with the high level of competition in the Trust's markets; changes in mortgage interest rates; changes in real estate tax rates and/or assessed valuations; and, the unpredictability of economic and regulatory conditions.

     On August 31, 2004 the Trust had 1,795,909 shares outstanding, and shareholders' equity, unaudited, of $11,171,852.


Indianapolis, IN., October 14, 2004